Exhibit 28 (j)(2) under Form N-1A

Exhibit 24 under Item 601/Reg. S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors of Federated Total Return Series, Inc:

We consent to the use of our report dated November 20, 2018, with respect to the financial statements of Federated Ultrashort Bond Fund, a portfolio of Federated Total Return Series, Inc., as of September 30, 2018, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm” in the statement of additional information.

/s/ KPMG LLP

Boston, Massachusetts

May 23, 2019